                           CERTIFICATE AND AGREEMENT

                            (Rendition Affiliates)

     This Certificate and Agreement (the "Certificate") is made as of June __, 1998 by each of the undersigned shareholders of Rendition (each a "Shareholder" and collectively the "Shareholders").

     A. This Certificate is made pursuant to that certain Agreement and Plan of Reorganization dated as of June __, 1998, as such may be amended (the "Plan of Reorganization"), entered into by and between Micron and Rendition. The Plan of Reorganization provides, among other things, for the statutory merger of Rendition with and into Micron (the "Merger"), in accordance with the terms and conditions of the Plan of Reorganization and the Agreement of Merger in the form attached thereto to be entered into between Micron and Rendition (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements."

     B. The Merger Agreements provide for the conversion of all of the issued and outstanding capital stock of Rendition at the Effective Time of the Merger into shares of Micron Common Stock, all as more particularly set forth in the Merger Agreements.

     C. Each Shareholder understands that because it is intended that the Merger will be treated as a tax-free "reorganization" within the meaning of
Section 368 of the Internal Revenue Code, the shares of Rendition Common Stock and/or Preferred Stock which such Shareholder owns, any shares of Rendition Common or Preferred Stock which such Shareholder may hereafter acquire, and any shares of Micron Common Stock acquired by Shareholder pursuant to the Merger may be disposed of only in conformity with the limitations described herein.

     D. Each Shareholder understands that this Certificate is in addition to and separate from the Rendition Affiliate Agreement dated of even date herewith entered into pursuant to the Plan of Reorganization (the "Affiliate Agreement"). Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization or the Affiliate Agreement, as the case may be.

     NOW, THEREFORE, the undersigned hereby certify and agree as follows:

1.   TAX TREATMENT
     -------------

     Each Shareholder understands and agrees that it is intended that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Each Shareholder will rely on such Shareholder's own tax advisers as to the tax attributes of the Merger to such Shareholder and understands that neither Micron, Rendition nor their respective counsel has guaranteed or represented nor will guarantee or represent to any Shareholder that the Merger will be a tax-free reorganization. Each Shareholder understands that counsel to Rendition (Fenwick & West LLP) and counsel to Micron (Holland & Hart LLP) have not acted as counsel for such Shareholder with respect to any matter related to the Merger, and that such Shareholder has not relied on Rendition or its counsel, or Micron or its counsel, with respect to any legal matter related to the Merger or its tax consequences, including, without limitation, any U.S. federal income tax consequences.

2.   CONTINUITY OF INTEREST
     ----------------------

     Prior to the Effective Time, Shareholder will not transfer Shareholder's Rendition Securities to Rendition or to Micron (other than in exchange for Merger Securities), or to any person related to Rendition or Micron. After the Effective Time, Shareholder will not transfer Merger Securities to Micron or to any person related to Micron. As used herein, "transfer" means any sale, exchange, distribution, pledge, or direct or indirect disposition. As used herein, "persons related" to a corporation include corporations which are members of the same affiliated group as defined in Section 1504 of the Code (determined without regard to Section 1504(b)); or two corporations if the first corporation purchases the stock of the second corporation in a transaction which would be treated as a distribution in redemption of the stock of the first corporation under Section 304(a)(2) (determined without regard to Treas. Reg.
Section 1.1502-80(b)). In addition, a corporation will be treated as related to another corporation if such relationship exists immediately before or immediately after, or is created in connection with, the Merger.

3.   GENERAL
     -------

     3.1  Termination.  This Certificate shall be terminated and shall be of
          -----------
no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

     3.2  Counterparts.  This Certificate may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Certificate will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     3.3  Assignment; Binding Upon Successors and Assigns.  No party hereto may
          -----------------------------------------------
assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Certificate will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     3.4  Reliance.  Each Shareholder understands that the representations,
          --------
warranties and covenants of such Shareholder set forth herein will be relied upon by Micron and Rendition and their respective shareholders, legal counsel and accounting firms.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the date first set forth above.

SHAREHOLDERS:


APA EXCELSIOR IV, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


COUTTS & CO. (CAYMAN) LTD,
Custodian for APA Excelsior IV/Offshore
By:  Patricof & Co. Ventures, Inc.
     its Investment Adviser

By:  /s/ Janet G. Effland
     Janet G. Effland
     Managing Director


THE P/A FUND III, L.P.
By:  APA Pennsylvania Partners III, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President

PATRICOF PRIVATE INVESTMENT CLUB, L.P.
By:  APA Excelsior IV Partners, L.P.,
     its General Partner
By:  Patricof & Co. Managers, Inc.,
     its General Partner

By:  /s/ Janet G. Effland
     Janet G. Effland
     Vice President


PAUL VAIS

/s/ Paul Vais
-------------------------


MATRIX PARTNERS III, L.P.

By:  /s/ Joseph D. Rizzi
Name:  Joseph D. Rizzi
Title:  General Partner
Company:  Matrix Partners III, L.P.


JOSEPH D. RIZZI

/s/ Joseph D. Rizzi
-------------------------


OCEAN PARK VENTURES, L.P.

By:  /s/ Jim Gauer
Name:  Jim Gauer
Title:  General Partner


ENTERPRISE PARTNERS III, L.P.

By:  /s/ Charles Martin
Name:  Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its: General Partner

ENTERPRISE PARTNERS III ASSOCIATES, L.P.

By:  /s/ Charles Martin
Name:     Charles Martin
Title:  General Partner
Company:  Enterprise Management Partners III
Its: General Partner


JIM GAUER

/s/ Jim Gauer
-------------------------


INTERWEST PARTNERS V, L.P.

By:  /s/ Philip T. Gianos
Name:  Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its: General Partner

INTERWEST INVESTORS V, L.P.

By:  /s/ Philip T. Gianos
Name:  Philip T. Gianos
Title:  General Partner
Company:  InterWest Management Partners V, L.P.
Its: General Partner


PHILIP T. GIANOS

/s/ Philip T. Gianos
-------------------------


MICHAEL D. BOICH

/s/ Michael D. Boich
-------------------------


JOHN ZUCKER

/s/ John Zucker
-------------------------




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

ROBERT MULLIS

/s/ Robert Mullis
-------------------------


MICHAEL McGREGOR

/s/ Michael McGregor
-------------------------


JAMES R. PETERSON

/s/ James R. Peterson
-------------------------


JAY C. EISENLOHR

/s/ Jay C. Eisenlohr
-------------------------


LAURA PERRONE

/s/ Laura Perrone
-------------------------


JOHN PAYNE

/s/ John Payne
-------------------------


MOHR-PAYNE TRUST 10-8-91

By:  /s/ John Payne
Name:  John Payne
Title:  Trustee


PATRICK W. LITTLE

/s/ Patrick W. Little
-------------------------



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